Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
We

have issued

our report

dated March

27, 2023,

with respect

to the

consolidated financial

statements, included

in
the Annual Report of Vaxxinity,

Inc. on Form 10-K as of and

for the years ended December 31,

2022 and December
31, 2021, and

the related consolidated

statements of operations,

convertible preferred stock

and stockholders' equity
(deficit),

and

cash flows

for

each of

the two

years ended

December 31,

2022.

We

consent

to the

incorporation

by
reference of said report in the Registration Statement of Vaxxinity,

Inc. on Form S-8 (File No. 333-261061).

/s/Armanino LLP
San Ramon, California
April 28, 2023